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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 7, 1996, relating to the financial statements and financial highlights of Dean Witter Select Dimensions Investment Series (comprised of the Money Market Portfolio, the North American Government Securities Portfolio, the Diversified Income Portfolio, the Balanced Portfolio, the Utilities Portfolio, the Dividend Growth Portfolio, the Value-Added Market Portfolio, the Core Equity Portfolio, the American Value Portfolio, the Global Equity Portfolio, the Developing Growth Portfolio and the Emerging Markets Portfolio), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE llP
1177 Avenue of the Americas
New York, New York 10036
October 15, 1996